Exhibit 99.1

Neonode Reports Second Quarter Ended June 30, 2019 Financial Results

STOCKHOLM, SWEDEN – August 14, 2019 – Neonode Inc. (NASDAQ: NEON), the optical interactive sensing technology company, today reported financial results for the three and six months ended June 30, 2019.

“We are growing our global sales presence and partner network and have successfully promoted our selected use cases to customers and at numerous trade shows. In addition, we have released updated versions of our product offerings improving our competitive position. These activities have resulted in an increased number of on-going customer discussions and evaluations. I am confident that we have created a foundation that will allow us to achieve future revenue growth and profitability,” said Håkan Persson, CEO of Neonode Inc.

FINANCIAL SUMMARY FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

●	Net sales totaled $1.7 million and $3.7 million for the three and six months ended June 30, 2019 compared to $1.9 million and $4.3 million, respectively, for the same periods last year.

●	Net loss totaled $1.3 million and $1.8 million for the three and six months ended June 30, 2019 compared to a net loss of $1.0 million and $1.7 million, respectively, for the same periods last year.

●	Loss per share totaled $0.14 and $0.21 for the three and six months ended June 30, 2019 compared to a loss per share of $0.16 and $0.28, respectively, for the same periods last year.

●	Net cash used in operating activities totaled $1.5 million for the six months ended June 30, 2019 compared to $1.4 million for the same period last year.

BUSINESS HIGHLIGHTS DURING THE QUARTER

●	Signed collaboration agreement with Finetek Co., Ltd who will serve as a system integrator and future electronic manufacturing partner for Neonode zForce technology. For more information, see our press release https://www.neonode.com/neonode-and-finetek-sign-collaboration-agreement/

●	Assigned a portfolio of patents not used in our current business to Aequitas Technologies LLC as part of an agreement to share potential proceeds generated from a licensing and monetization program.

●	Received purchase order for sensor modules of approximately $0.6 million from industry leading medical device OEM who will use our sensor module in a touch display system for an X-Ray machine. Initial delivery began in June 2019.

BUSINESS HIGHLIGHTS SINCE THE END OF THE QUARTER

●	Signed agreement with Serial Microelectronics (HK) Limited to promote and sell Neonode’s sensor products in China, Taiwan and Hong Kong. For more information, see our press release https://www.neonode.com/neonode-signs-serial-microelectronics-hk-as-distributor-to-chinese-market/

THE CEO’S COMMENTS

During the first six months of the year we have completed a number of actions required to successfully re-align the company according to our strategic use case focus and business plan.

Improved product performance

●	Launched a performance-optimized zForce Touch Solution (CORE) for basic touch use cases

●	Released an updated version of zForce sensor modules enabling extended range and 90-degree angle mount of the sensor to obtain the same active detection area with new levels of design freedom

Increased market activities

●	Announced use cases for basic touch, high-image quality display touch, ruggedized display touch and entry systems for automotive systems

●	Exhibited at several relevant industry trade shows to communicate and promote Neonode’s use case strategy

●	Strenghtend relationships with existing customers, supply chain partners and external sales representatives

Our strong use case focus is providing clarity of the best application fit for our technology and has been received positively by both customers and employees.

Our marketing and sales activities are directed towards our key target markets; the U.S., Japan and China and selected countries in Europe. Participation at SID in San Jose, Computex in Taiwan and Sensor Expo in San Jose have generated a substantial number of concrete leads and interest from potential customers, partners and system suppliers. We continue to see strong market interest for our product offerings, however customer project cycles are long in the embedded market and, why continuous marketing and sales coverage is key.

We are making progress in our discussions with both consumer customers and automotive Tier 1s for IVI solutions (“In Vehicle Infotainment”). A new printer customer in China has entered into a license agreement and pre-paid initial license fees. We have had ongoing discussions with other new potential printer customers in Asia with decisions expected later in the year. For automotive IVI, we are in a number of evaluation projects with Tier 1s and a specific program is identified for one OEM. Our liftgate solution for automotive entry systems is progressing well and we see a strong after market potential, paving the way for an OEM standard product offering. After the quarter ended, we entered into discussions with a major existing customer for a potential monitor solution.

Our collaboration with Finetek is progressing well with several business opportunities unfolding for monitors, liftgate systems and steering wheel touch pads. Our objective is to have Finetek support both our sensor module and licensing business and become a key partner from a design and manufacturing perspective.

In order to increase our sales efforts and to improve our local presence, we have strengthened our sales capability in China and the U.S. Our sales partner network in the U.S., Canada and Mexico is developing well and has become operational with a growing number of opportunities in evaluation phase. In July, we signed an agreement with Serial Microelectronics to promote and sell our sensor modules in mainland China, Taiwan and Hong Kong. In addition, we are in discussions with sales distributors in Japan and expect an agreement to be signed in the near-term. We have identified and are in negotiations with sales distributors to support our markets in the United Kingdom and Central Europe and are evaluating other companies to provide coverage for the remainder of Europe.

We have been active with Digi-Key for 17 months and have shipped more than 840 evaluation kits globally, primarily to industrial accounts in the U.S. and Asia. The leads generated through this channel are continuously being qualified through our local representatives and sales partners. We anticipate that our new version of the zForce sensor module will be introduced for sales in the fourth quarter 2019.

In summary, we continue to execute on our plan and see positive customer response with increasing on-going customer discussions and evaluations. I’m confident we are moving in the right direction and that our current investments in our sales coverage together with strong cost control and cash flow focus will generate future revenue growth and profitability.

FINANCIAL OVERVIEW FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019

Revenues for the three and six months ended June 30, 2019 decreased by 8.8% and 12.4% year over year, respectively. The decrease in the second quarter is mainly due to a $0.3 million decrease in license fees from one e-reader customer plus a $0.3 million and $0.5 million decrease in license fees from one printer customer compared to the same periods in 2018, respectively. This decrease is partly offset by an increase in license fees from other printer and automotive customers together with an increase in revenues from module sales. Operating expenses for the three months ended June 30, 2019 are in line with the same period previous year but lower by 10.1% for the six months ended June 30, 2019 compared to the same period in 2018. Net loss for the three and six months ended June 30, 2019 increased by 31.1% and 10.9% compared to the same periods in 2018. Cash used by operations during the six months ended June 30, 2019 increased by 3.1% year over year. Cash and accounts receivables totaling $6.4 million per June 30, 2019 is sufficient to continue to execute according to our plan. Our second quarter Form 10-Q is available for download from the Investor Section of our website at www.neonode.com.

Financial Overview

	Three months ended June 30,		Six months ended June 30,
Amounts in USD thousand unless otherwise stated	2019	2018	2019	2018
Net sales	$1,710	$1,876	$3,722	$4,251
Net sales decline %	(8.8)%		(12.4)%
Gross margin %	95.8%	95.3%	95.4%	96.8%
Operating loss	$(1,314)	$(1,161)	$(1,982)	$(2,040)
Operating margin %	(76.8)%	(61.9)%	(53.3)%	(48.0)%
Net cash used in operating activities			$(1,475)	$(1,431)

Revenue Distribution by Business Model

	2019	2018	2017	2018	2017
Revenue Distribution By Business Model	Q2	Q2	Q2	Full year	Full year
License fees	$1,467	$1,761	$1,965	$7,954	$8,684
Sensor modules	223	85	213	227	814
Non-recurring engineering	20	30	151	357	743

License Fee Revenue Distribution per Market

	2019	2018	2017	2018	2017
License Fee Revenue Distribution Per Market	Q2	Q2	Q2	Full year	Full year
Printers	$1,073	$1,101	$1,054	$5,490	$5,330
E-Readers and Tablets	(46)	275	250	837	1,206
Automotive	440	385	661	1,627	2,148

PATENTS

On May 6, 2019, Neonode assigned a portfolio of patents to Aequitas Technologies LLC. The portfolio contains two patent families comprising nine US patents, five non-U.S. patents and three pending U.S. patent applications that are all outside of Neonode’s current business. The assignment provides Neonode the right to share potential proceeds generated from a licensing and monetization program.

ORGANIZATION AND STAFF

Neonode Inc., a Delaware Incorporated Company, with its executive head office in Stockholm, Sweden are organized in four wholly owned subsidiaries located in Sweden, Japan, Korea and Taiwan and with a majority owned subsidiary in Kungsbacka, Sweden. At the end of the second quarter, the company had a workforce of 56 people, including eleven consultants compared to a workforce of 54 people at December 31, 2018. The workforce primarily is located in Sweden.

FUTURE REPORTING DATES

Q3 Interim Report 2019	November 6, 2019 (planned)

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations

David Brunton

Email: david.brunton@neonode.com

Chief Financial Officer

Maria Ek

E-mail: maria.ek@neonode.com

ABOUT NEONODE

Neonode Inc. (NASDAQ:NEON) develops, manufactures and sells advanced sensor modules based on our company’s proprietary ZFORCE AIR technology. Neonode ZFORCE AIR Sensor Modules enable touch interaction, mid-air interaction and object sensing and are ideal for integration in a wide range of applications within the automotive, consumer electronics, medical, robotics and other markets. Our company also develops and licenses user interfaces and optical interactive touch solutions based on its patented ZFORCE CORE technology. To date, Neonode’s technology has been deployed in approximately 70 million products, including 4 million cars and 66 million consumer devices.

NEONODE, the NEONODE logo, ZFORCE and ZFORCE AIR are trademarks of Neonode Inc. registered in the United States and other countries. ZFORCE CORE is a trademark of Neonode Inc.

For further information please visit www.neonode.com

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SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, business plan and strategy, potential revenue from license fees and module sales, development and introduction of new sensor modules, proceed from patent licensing, revenue from patent monetization, customer shipments and orders, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking are made as today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$4,638	$6,555
Accounts receivable and unbilled revenue, net	1,784	1,830
Projects in process	8	-
Inventory	1,166	1,219
Prepaid expenses and other current assets	762	890
Total current assets	8,358	10,494

Investment in joint venture	3	3
Property and equipment, net	2,011	2,484
Operating lease right-of-use assets	728	-
Other assets	246	261
Total assets	$11,346	$13,242

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$401	$501
Accrued payroll and employee benefits	1,112	902
Accrued expenses	93	265
Deferred revenues	66	75
Current portion of finance lease obligations	547	570
Current portion of operating lease obligations	427	-
Total current liabilities	2,646	2,313

Finance lease obligations, net of current portion	807	1,133
Operating lease obligations, net of current portion	266	-
Total liabilities	3,719	3,446

Commitments and contingencies

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 80 and 82 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 per share over the shares of common stock)	-	-
Common stock, 15,000,000 shares authorized with par value $0.001 per share; 8,800,577 and 8,800,313 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively.	9	9
Additional paid-in capital	197,507	197,507
Accumulated other comprehensive loss	(611)	(456)
Accumulated deficit	(187,059)	(185,222)
Total Neonode Inc. stockholders’ equity	9,846	11,838
Noncontrolling interests	(2,219)	(2,042)
Total stockholders’ equity	7,627	9,796
Total liabilities and stockholders’ equity	$11,346	$13,242

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues:
License fees	$1,467	$1,761	$3,409	$4,084
Sensor module	223	85	273	137
Non-recurring engineering	20	30	40	30
Total revenues	1,710	1,876	3,722	4,251
Cost of revenues:
Sensor module	72	89	56	134
Non-recurring engineering	(1)	-	116	1
Total cost of revenues	71	89	172	135

Total gross margin	1,639	1,787	3,550	4,116

Operating expenses:
Research and development	1,452	1,362	2,711	2,880
Sales and marketing	491	470	940	1,026
General and administrative	1,010	1,116	1,881	2,250

Total operating expenses	2,953	2,948	5,532	6,156
Operating loss	(1,314)	(1,161)	(1,982)	(2,040)

Other expense:
Interest expense	9	13	19	27
Total other expense	9	13	19	27

Loss before provision for income taxes	(1,323)	(1,174)	(2,001)	(2,067)

Provision for income taxes	7	1	13	8
Net loss including noncontrolling interests	(1,330)	(1,175)	(2,014)	(2,075)
Less: Net loss attributable to noncontrolling interests	66	211	177	418
Net loss attributable to Neonode Inc.	$(1,264)	$(964)	$(1,837)	$(1,657)

Loss per common share:
Basic and diluted loss per share	$(0.14)	$(0.16)	$(0.21)	$(0.28)
Basic and diluted – weighted average number of common shares outstanding	8,801	5,859	8,800	5,859

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Net loss	$(1,330)	$(1,175)	$(2,014)	$(2,075)
Other comprehensive income (loss):
Foreign currency translation adjustments	26	(336)	(155)	(430)
Comprehensive loss	(1,304)	(1,511)	(2,169)	(2,505)
Less: Comprehensive loss attributable to noncontrolling interests	66	211	177	418
Comprehensive loss attributable to Neonode Inc.	$(1,238)	$(1,300)	$(1,992)	$(2,087)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

For the Quarter to Date periods ended March 31, 2018 through June 30, 2019

	Series B Preferred Stock Shares Issued	Series B Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Balances, January 1, 2018	83	$-	5,859	$6	$192,861	$(99)	$(183,745)	$9,023	$(1,160)	$7,863

Adjustment related to adoption of ASC 606 revenue recognition	-	-	-	-	-	-	1,583	1,583	-	1,583

Stock option and warrant compensation expense to employees and directors	-	-	-	-	12	-	-	12	-	12

Foreign currency translation adjustment	-	-	-	-	-	(94)	-	(94)	-	(94)

Net loss	-	-	-	-	-	-	(693)	(693)	(207)	(900)

Balances, March 31, 2018	83	$-	5,859	$6	$192,873	$(193)	$(182,855)	$9,831	$(1,367)	$8,464

Stock option compensation expense to employees and directors	-	-	-	-	18	-	-	18	-	18

Foreign currency translation adjustment	-	-	-	-	-	(336)	-	(336)	-	(336)

Net loss	-	-	-	-	-	-	(964)	(964)	(211)	(1,175)

Balances, June 30, 2018	83	$-	5,859	$6	$192,891	$(529)	$(183,819)	$8,549	$(1,578)	$6,971

	Series B Preferred Stock Shares Issued	Series B Preferred Stock Amount	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity

Foreign currency translation adjustment	-	-	-	-	-	13	-	13	-	13

Net loss	-	-	-	-	-	-	(810)	(810)	(142)	(952)

Balances, September 30, 2018	83	$-	5,859	$6	$192,891	$(516)	$(184,629)	$7,752	$(1,720)	$6,032

Conversion of series B Preferred Stock to Common Stock	(1)	-	-	-	-	-	-	-	-	-

Proceeds from sale of Common Stock, net of offering costs	-	-	2,941	3	4,616	-	-	4,619	-	4,619

Foreign currency translation adjustment	-	-	-	-	-	60	-	60	-	60

Net loss	-	-	-	-	-	-	(593)	(593)	(322)	(915)

Balances, December 31, 2018	82	$-	8,800	$9	$197,507	$(456)	$(185,222)	$11,838	$(2,042)	$9,796

Foreign currency translation adjustment	-	-	-	-	-	(181)	-	(181)	-	(181)

Net loss	-	-	-	-	-	-	(573)	(573)	(111)	(684)

Balances, March 31, 2019	82	$-	8,800	$9	$197,507	$(637)	$(185,795)	$11,084	$(2,153)	$8,931

Conversion of series B Preferred Stock to Common Stock	(2)	-	1	-	-	-	-	-	-	-

Foreign currency translation adjustment	-	-	-	-	-	26	-	26	-	26

Net loss	-	-	-	-	-	-	(1,264)	(1,264)	(66)	(1,330)

Balances, June 30, 2019	80	$-	8,801	$9	$197,507	$(611)	$(187,059)	$9,846	$(2,219)	$7,627

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(2,014)	$(2,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	-	29
Bad debt expense	19	-
Depreciation and amortization	439	536
Amortization of operating lease right-of-use assets	189	-

Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	24	532
Projects in process	(8)	(224)
Inventory	(5)	(56)
Prepaid expenses and other current assets	118	45
Accounts payable and accrued expenses	1	219
Deferred revenues	(14)	(437)
Operating lease obligations	(224)	-
Net cash used in operating activities	(1,475)	(1,431)

Cash flows from investing activities:
Purchase of property and equipment	(77)	(145)
Net cash used in investing activities	(77)	(145)

Cash flows from financing activities:
Principal payments on finance lease obligations	(272)	(277)
Net cash used in financing activities	(272)	(277)

Effect of exchange rate changes on cash	(93)	(250)

Net decrease in cash	(1,917)	(2,103)
Cash at beginning of period	6,555	5,796
Cash at end of period	$4,638	$3,693

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$13	$8
Cash paid for interest	$19	$27